Exhibit 10.37

Execution Version

FORM OF INVESTOR RIGHTS AND LOCK-UP AGREEMENT

THIS INVESTOR RIGHTS AND LOCK-UP AGREEMENT (this “Agreement”) is entered into as of June 15, 2022, by and among Alvotech, a simplified joint stock company (société par actions simplifiée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Company Register (Registre de Commerce et des Sociétés, Luxembourg) (the “RCS”) under number B258884 (“TopCo”) and the IRA Company Shareholders (as defined in the Business Combination Agreement) listed as Investors on Schedule I hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, Oaktree Acquisition Corp. II, a Cayman Islands exempted company (“OACB”), TopCo and Alvotech Holdings SA, a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number B229193 (the “Company”) have entered into that certain Business Combination Agreement, dated as of December 7, 2021 (as amended or supplemented from time to time, the “Business Combination Agreement”), pursuant to which, among other things: (i) each Company Shareholder (as defined in the Business Combination Agreement) of the Company will exchange his, her or its shares of the Company for TopCo Ordinary Shares on the terms and subject to the conditions therein (ii) OACB will merge with and into TopCo (the “First Merger”), with TopCo surviving, and (iii) the Company will merge with and into TopCo, with TopCo surviving (the “Second Merger”);

WHEREAS, OACB and Oaktree Acquisition Holdings II, L.P., a Cayman Islands exempted limited partnership (“Sponsor”) is party to that certain Registration and Shareholder Rights Agreement, dated September 21, 2020 (the “Prior Agreement”);

WHEREAS, Sponsor currently holds (i) Class B ordinary shares, par value $0.0001 per share, of OACB issued by OACB prior to the consummation of OACB’s initial public offering (collectively, the “Founder Shares”) and (ii) warrants to purchase Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), of OACB issued by OACB simultaneously with the consummation of OACB’s initial public offering (the “Sponsor’s Warrants”);

WHEREAS, the Founder Shares will automatically convert into Class A Ordinary Shares at the time of the initial Business Combination (as defined in the Prior Agreement) on a one-for-one basis, subject to adjustment, on the terms and conditions provided in OACB’s amended and restated memorandum and articles of association, as the same may be amended from time, and will be exchanged for ordinary shares, par value $0.01 per share, in TopCo (“TopCo Ordinary Shares”) in connection with the First Merger;

WHEREAS, the Sponsor’s Warrants will become exercisable for TopCo Ordinary Shares in connection with the First Merger;

WHEREAS, certain Investors (“Company Investors”) hold ownership interests in the Company (the “Company Shares”), which will be exchanged for TopCo Ordinary Shares in connection with the Second Merger on or about the date hereof; and

WHEREAS, the Sponsor and OACB desire to terminate the Prior Agreement to provide for the terms and conditions included herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Addendum Agreement” is defined in Section 8.2.

“Agreement” is defined in the preamble to this Agreement.

“Business Combination Agreement” is defined in the preamble to this Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, Singapore, London or the Grand Duchy of Luxembourg are authorized or required by law to close.

“Closing Date” is defined in the Business Combination Agreement.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Company” is defined in the preamble to this Agreement.

“Company Investors” is defined in the preamble to this Agreement.

“Company Shares” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.2.1.

“Demanding Holder” is defined in Section 2.2.1.

“Effectiveness Period” is defined in Section 3.1.3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form F-1” means a Registration Statement on Form F-1.

“Form F-3” means a Registration Statement on Form F-3 or any similar short-form registration that may be available at such time.

“Form S-1” means a Registration Statement on Form S-1.

“Form S-3” means a Registration Statement on Form S-3 or any similar short-form registration that may be available at such time.

“Founder Shares” is defined in the preamble to this Agreement.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Institutional Accredited Investor” means an institutional “accredited” investor as defined in Rule 501(a) of Regulation D under the Securities Act.

“Investor” is defined in the preamble to this Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“Lock-up Period” is defined in Section 6.1.

“Maximum Number of Shares” is defined in Section 2.2.4.

“New Registration Statement” is defined in Section 2.1.5.

“New Securities” means all TopCo Ordinary Shares issued in connection with any of the First Merger (as defined in the Business Combination Agreement) or the Exchange (as defined in the Business Combination Agreement).

“Notices” is defined in Section 8.3.

“Permitted Transferee” means (i) the members of an Investor’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings); (ii) any trust for the direct or indirect benefit of an Investor or the immediate family of an Investor; (iii) if an Investor is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust; (iv) any officer, director, general partner, limited partner, shareholder, member, or owner of similar equity interests in an Investor; (v) any affiliate of an Investor or the immediate family of such affiliate; or (vi) any affiliate of an immediate family of the Investor.

“Piggy-Back Registration” is defined in Section 2.3.1.

“Pledge” is defined in Section 6.5.

“Prior Agreement” is defined in the preamble to this Agreement.

“Pro Rata” is defined in Section 2.2.4.

“QIB” means “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Registrable Securities” means (i) New Securities, (ii) Sponsor’s Warrants, including any TopCo Ordinary Shares issued upon exercise thereof, and (iii) all TopCo Ordinary Shares issued to any Investor with respect to such securities referenced in clauses (i) or (ii) by way of any share split, share dividend or other distribution, recapitalization, share exchange, share reconstruction, amalgamation, contractual control arrangement or similar event. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by TopCo and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding.

“Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Statement” means a registration statement filed by TopCo or its successor with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form F-4, Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Resale Shelf Registration Statement” is defined in Section 2.1.1.

“SEC Guidance” is defined in Section 2.1.5.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Short Sell” means to offer, sell, contract to sell, sell any option in, or engage in hedging activities or execute any “short sales” (as defined in Rule 200 of Regulation SHO under the Exchange Act) with respect to, any securities of TopCo or any instrument exchangeable for or convertible into any securities of TopCo.

“Sponsor’s Warrants” is defined in the preamble to this Agreement.

“TopCo” is defined in the preamble to this Agreement.

“TopCo Ordinary Shares” is defined in the preamble to this Agreement.

“Transfer” means to (i) sell, offer to sell, contract or agree to sell, hypothecate, grant any option to purchase or otherwise dispose of or agree to dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to any TopCo Ordinary Shares (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any TopCo Ordinary Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement specified in clause (i) or (ii), other than a Registration Statement filed pursuant to this Agreement. Notwithstanding the foregoing, a Transfer shall not be deemed to include any transfer for no consideration if the donee, trustee, heir or other transferee has agreed in writing to be bound by the same terms under this Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Demand Registration” shall mean an underwritten public offering of Registrable Securities pursuant to a Demand Registration or any other shelf registration effective at the time of the intended offering, as amended or supplemented, that is a fully marketed underwritten offering that requires Company management to participate in “road show” presentations to potential investors requiring substantial marketing effort from management over multiple days, the issuance of a “comfort letter” by the Company’s auditors, and the issuance of legal opinions by the Company’s legal counsel.

“Underwritten Takedown” shall mean an underwritten public offering of Registrable Securities pursuant to the Resale Shelf Registration Statement or a subsequent or other registration statement, including a New Registration Statement, as amended or supplemented, that requires the issuance of a “comfort letter” by the Company’s auditors and the issuance of legal opinions by the Company’s legal counsel.

“Unregistered Block Trade” means any non-marketed underwritten offering taking the form of a block trade to a financial institution, QIB or Institutional Accredited Investor, bought deal, over-night deal or similar transaction that does not include “road show” presentations to potential investors requiring substantial marketing effort from management over multiple days, the issuance of a “comfort letter” by the Company’s auditors, and the issuance of legal opinions by the Company’s legal counsel.

“VWAP” means the volume weighted average price of TopCo’s Ordinary Shares as defined by the industry standard.

2.	REGISTRATION RIGHTS.

2.1	Resale Shelf Registration Rights.

2.1.1 Registration Statement Covering Resale of Registrable Securities. Provided compliance by the Investors with Section 3.5, TopCo shall prepare and file or cause to be prepared and filed with the Commission, no later than thirty (30) days following the Closing Date, a Registration Statement on Form F-3 or S-3, as applicable, or its successor form, or, if the Company is ineligible to use Form F-3 or S-3, a Registration Statement on Form F-1 or S-1, as applicable, for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Investors of all of the Registrable Securities then held by such Investors that are not then covered by an effective resale registration statement (the

“Resale Shelf Registration Statement”). TopCo shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or ninety (90) calendar days after the filing thereof if the SEC notifies TopCo that it will “review” the Registration Statement) and (ii) ten (10) Business Days after TopCo is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period. In the event that TopCo files a Form F-1 or S-1 pursuant to this Section 2.1, TopCo shall use its commercially reasonable efforts to convert the Form F-1 or S-1 to a Form F-3 or S-3 as soon as practicable after TopCo is eligible to use Form F-3 or S-3.

2.1.2 If the Resale Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time while Registrable Securities included thereon are still outstanding, TopCo shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Resale Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Resale Shelf Registration Statement), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Resale Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Resale Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities including on such Resale Shelf Registration Statement, and pursuant to any method or combination of methods legally available to, and requested by, any Investor. If a Subsequent Shelf Registration is filed, TopCo shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities included thereon. Any such Subsequent Shelf Registration shall be on Form F-3 or S-3 to the extent that TopCo is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. In the event that any Investor holds Registrable Securities that are not registered for resale on a delayed or continuous basis, TopCo, upon written request of an Investor shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at TopCo’s option, a Resale Shelf Registration Statement (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof.

2.1.3 Notification and Distribution of Materials. TopCo shall notify the Investors in writing of the effectiveness of the Resale Shelf Registration Statement and in any event within one (1) Business Day after the Shelf becomes effective, and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Investors may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

2.1.4 Amendments and Supplements. Subject to the provisions of Section 2.1.1 above, TopCo shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period.

2.1.5 Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs TopCo that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, TopCo agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form F-1 or S-1, Form F-3 or S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, TopCo shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including, without limitation, relevant Compliance and Disclosure Interpretations. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that TopCo used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a Pro Rata basis, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors. In the event TopCo amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, TopCo will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to TopCo or to registrants of securities in general, one or more registration statements on Form F-1 or S-1, Form F-3 or S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.1.6 Notice of Certain Events. TopCo shall promptly notify the Investors in writing of any request by the Commission for any amendment or supplement to, or additional information in connection with, the Resale Shelf Registration Statement or a subsequent or other registration statement, including a New Registration Statement, required to be prepared and filed hereunder (or prospectus relating thereto). TopCo shall promptly notify each Investor in writing of the filing of the Resale Shelf Registration Statement or a subsequent or other registration statement, including a New Registration Statement, or any prospectus, amendment or supplement related thereto or any post-effective amendment to the Resale Shelf Registration Statement or a subsequent or other registration statement, including a New Registration Statement, and the effectiveness of any post-effective amendment.

2.1.7 Underwritten Takedown. If TopCo shall receive a request from one or more Investors holding Registrable Securities with an estimated market value of at least $20,000,000 that TopCo effect an Underwritten Takedown of all or any portion of the requesting holder’s Registrable Securities, then TopCo shall promptly give notice of such requested Underwritten Takedown at least five (5) Business Days prior to the anticipated filing date of the prospectus or prospectus supplement relating to such Underwritten Takedown to the other Investors and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of:

(i) subject to the restrictions set forth in Section 2.2.4, all Registrable Securities for which the requesting holder has requested such offering under this Section 2.1.7, and

(ii) subject to the restrictions set forth in Section 2.2.4, all other Registrable Securities that any holders of Registrable Securities have requested TopCo to offer by request received by TopCo within two (2) Business Days after such holders receive TopCo’s notice of the Underwritten Takedown Notice.

(a) Promptly after the expiration of the two-Business Day-period referred to in Section 2.1.7(ii), TopCo will notify all selling holders of the identities of the other selling holders and the number of shares of Registrable Securities requested to be included therein.

(b) TopCo shall only be required to effectuate: (i) one (1) Underwritten Takedown by each of (A) Sponsor, and (B) the Company Investors or their Permitted Transferees, collectively within any six-month period; and (ii) no more than three (3) Underwritten Takedowns by each of the Sponsor and the Company Investors in respect of all Registrable Securities held by Sponsor and Company Investors in a 24-month period after giving effect to Section 2.2.1(d).

2.1.8 Unregistered Block Trade. If TopCo shall receive a request from the holders of Registrable Securities with an estimated market value of at least $10,000,000 that TopCo effect the sale of all or any portion of the Registrable Securities in an Unregistered Block Trade, then TopCo shall, as expeditiously as possible, facilitate the offering in such Unregistered Block Trade of the Registrable Securities for which such requesting holder has requested such offering under Section 2.1.7, without giving effect to any required notice periods or delivery notices to any other holders.

2.1.9 Selection of Underwriters. Selling holders holding a majority in interest of the Registrable Securities requested to be sold in an Underwritten Takedown shall have the right to select an Underwriter or Underwriters in connection with such Underwritten Takedown, which Underwriter or Underwriters shall be reasonably acceptable to TopCo. In connection with an Underwritten Takedown, TopCo shall enter into customary agreements (including an underwriting agreement and lock-up agreements in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities in such Underwritten Takedown, including making management available for “road shows” and diligence, updating diligence materials, and, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc.

2.1.10 Underwritten Takedowns effected pursuant to this Section 2.1 shall be counted as Demand Registrations effected pursuant to Section 2.2.

2.1.11 Withdrawal. A Selling holder shall have the right to withdraw all or any portion of its Registrable Securities included in an Underwritten Takedown pursuant to this Section 2.1.11 for any reason or no reason whatsoever upon written notice to the Company and the Underwriter or Underwriters of its intention to withdraw from such Underwritten Takedown prior to the public announcement of such Underwritten Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the registration expenses incurred in connection with an Underwritten Takedown prior to a withdrawal under this Section 2.1.11, to the extent provided for in Section 3.4. If all Registrable Securities are withdrawn from an Underwritten Takedown pursuant to this Section 2.1.11, such withdrawn Underwritten Takedown shall not be counted as an Underwritten Takedown effected pursuant to Section 2.1.7(b).

2.2	Demand Registration.

2.2.1 Request for Registration. At any time and from time to time after the expiration of the lock-up period provided for in this Agreement to which an Investor’s shares are subject, provided compliance by the Investors with Section 3.5, and provided further there is not an effective Resale Shelf Registration Statement available for the resale of the Registrable Securities pursuant to Section 2.1, (i) Sponsor or (ii) Company Investors and their Permitted Transferees who collectively hold 5% of the Registrable Securities, as the case may be, may make a written demand for Registration under the Securities Act of all or any portion of their Registrable Securities on Form F-1 or S-1 or any similar long-form Registration or, if then available, on Form F-3 or S-3. Each registration requested pursuant to this Section 2.2.1 is referred to herein as a “Demand Registration”. Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. TopCo will, within ten (10) days of TopCo’s receipt of the Demand Registration, notify all Investors that are holders of Registrable Securities of the demand, and each such holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify TopCo within fifteen (15) days after the receipt by the holder of the notice from TopCo. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.2.4 and the provisos set forth in Section 3.1.1. TopCo shall not be obligated to effect: (a) more than one (1) Demand Registration during any six-month period; (b) any Demand Registration at any time there is an effective Resale Shelf Registration Statement on file with the Commission pursuant to Section 2.1; (c) more than three (3) Underwritten Demand Registrations in respect of all Registrable Securities held by Sponsor; or (d) more than three (3) Underwritten Demand Registrations in respect of all Registrable Securities held by Company Investors in any 24-month period.

2.2.2 Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and TopCo has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that TopCo shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.2.3 Underwritten Demand Registration. If the Demanding Holders so elect and such holders so advise TopCo as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Demand Registration. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement and lock-up agreement, if applicable, in customary form with the Underwriter or Underwriters selected for such underwriting by the holders initiating the Demand Registration, and subject to the approval of TopCo. The parties agree that, in order to be effected, any Underwritten Demand Registration must result in aggregate gross proceeds of at least $30.0 million.

2.2.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Underwritten Demand Registration that is to be an underwritten offering advises TopCo and the Demanding Holders in writing that, in such Underwriter’s or Underwriters’ opinion, the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other TopCo Ordinary Shares or other securities which TopCo desires to sell and the TopCo Ordinary Shares, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of TopCo who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then TopCo shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such person has requested be included in such registration, regardless of the number of shares held by each such person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the TopCo Ordinary Shares or other securities that TopCo desires to sell; and (iii) any TopCo Ordinary Shares or other securities for the account of other persons that TopCo is obligated to register pursuant to written contractual arrangements with such persons, as to which “piggy-back” registration has been requested by the holders thereof that can be sold without exceeding the Maximum Number of Shares.

2.2.5 Withdrawal. A majority-in-interest of the Demanding Holders may elect to withdraw from such Demand Registration for any and no reason whatsoever by giving written notice to TopCo and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering, then either the Demanding Holders shall reimburse TopCo for the costs associated with the withdrawn registration (in which case such registration shall not count as a Demand Registration provided for in Section 2.2.1) or the withdrawn registration shall count as a Demand Registration provided for in Section 2.2.1.

2.3	Piggy-Back Registration.

2.3.1 Piggy-Back Rights. If at any time after the expiration of the lock-up period provided for in this Agreement to which an Investor’s shares are subject, provided compliance by the Investors with Section 3.5, TopCo proposes to file a Registration Statement including a prospectus supplement to an existing shelf under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by TopCo for its own account or for shareholders of TopCo for their account (or by TopCo and by shareholders of TopCo excluding, for the avoidance of doubt, any offering conducted pursuant to Section 2.1.7, Section 2.1.8 or Section 2.2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to TopCo’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of TopCo or (iv) for a dividend reinvestment plan, then TopCo shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than fifteen (15) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) Business Days following receipt of such notice (a “Piggy-Back Registration”). TopCo shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of TopCo and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement and lock-up agreement, if applicable, in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.3.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises TopCo and the holders of Registrable Securities in writing that the dollar amount or number of TopCo Ordinary Shares which TopCo desires to sell, taken together with TopCo Ordinary Shares, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder and the Registrable Securities as to which registration has been requested under this Section 2.3, exceeds the Maximum Number of Shares, then TopCo shall include in any such registration:

(a) If the registration is undertaken for TopCo’s account: (A) first, the TopCo Ordinary Shares or other securities that TopCo desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the TopCo Ordinary Shares or other securities, if any, comprised of Registrable Securities held by the Investors hereto, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares, Pro Rata; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the TopCo Ordinary Shares or other securities for the account of other persons that TopCo is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(b) If the registration is a “demand” registration undertaken at the demand of persons other than either the holders of Registrable Securities party to this Agreement or TopCo, (A) first, the TopCo Ordinary Shares or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the TopCo Ordinary Shares or other securities that TopCo desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the TopCo Ordinary Shares or other securities, if any, comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the TopCo Ordinary Shares or other securities for the account of other persons that TopCo is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.3.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration for any or no reason whatsoever by giving written notice to TopCo of such request to withdraw prior to the effectiveness of the Registration Statement, if such offering is pursuant to a Demand Registration, or prior to the public announcement of the offering, if such offering is pursuant to an Underwritten Takedown. TopCo (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement filed not in connection with a Demand Registration or Underwritten Takedown at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, TopCo shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.4.

3.	REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever TopCo is required to effect the registration of any Registrable Securities pursuant to Section 2, TopCo shall use its commercially reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. TopCo shall use its reasonable best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.2, prepare and file with the Commission a Registration Statement on any form for which TopCo then qualifies or which counsel for TopCo shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable best efforts to cause such Registration Statement to become effective and use its reasonable best efforts to keep it effective for the Effectiveness Period; provided, however, that TopCo shall have the right to defer any Demand Registration for up to sixty (60) days total or thirty (30) days consecutively in any 12-month period if TopCo shall furnish to the holders a certificate signed by the Chief Executive Officer or Chairman of TopCo stating that, in the good faith judgment of the Board of Directors of TopCo (the “TopCo Board”), it would be materially detrimental to TopCo and its shareholders for such Registration Statement to be effected at such time.

3.1.2 Copies. TopCo shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case, including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3 Amendments and Supplements. TopCo shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn (the “Effectiveness Period”).

3.1.4 Notification. After the filing of a Registration Statement, TopCo shall promptly, and in no event more than three (3) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within one (1) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and TopCo shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, TopCo shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

3.1.5 Securities Laws Compliance. TopCo shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of TopCo and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that TopCo shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or consent to service of process in any such jurisdiction (except as required by the Securities Act) or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. TopCo shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of TopCo in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such underwritten offering, and the representations, warranties and covenants of the holders of Registrable Securities included in such underwritten offering in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of TopCo.

3.1.7 Comfort Letter. In the event of an Underwritten Takedown or an Underwritten Demand Registration, TopCo shall obtain a “cold comfort” letter from TopCo’s independent registered public accountants in the event of an underwritten offering, and a customary “bring-down” thereof, in customary form and covering such matters of the type customarily covered by “cold comfort” letters, as the managing Underwriter may reasonably request. For the avoidance of doubt, this Section 3.1.7 shall not apply to Unregistered Block Trades.

3.1.8 Opinions and Negative Assurance Letters. In the event of an Underwritten Takedown or an Underwritten Demand Registration, on the date the Registrable Securities are delivered for sale pursuant to any Registration, TopCo shall obtain an opinion and negative assurance letter, each dated such date, of one (1) counsel representing TopCo for the purposes of such Registration, including an opinion of local counsel if applicable, addressed to the holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to such Registration in respect of which such opinion is being given as the holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority in interest of the participating holders. For the avoidance of doubt, this Section 3.1.8 shall not apply to Unregistered Block Trades.

3.1.9 Cooperation. The principal executive officer of TopCo, the principal financial officer of TopCo, the principal accounting officer of TopCo and all other officers and members of the management of TopCo shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.10 Transfer Agent. TopCo shall provide and maintain a transfer agent and registrar for the Registrable Securities no later than the effective date of the Registration Statement.

3.1.11 Records. Upon execution of confidentiality agreements, TopCo shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of TopCo, as shall be necessary to enable them to exercise their due diligence responsibility, and cause TopCo’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement.

3.1.12 Earnings Statement. TopCo shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.13 Road Show. If an offering pursuant to this Agreement is conducted as an Underwritten Takedown or Underwritten Demand Registration and involves Registrable Securities with an aggregate offering price (before deduction of underwriting discounts) exceeds $30,000,000, TopCo shall use its reasonable best efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such offering.

3.1.14 Listing. TopCo shall use its reasonable best efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by TopCo are then listed or designated.

3.2 In-Kind Distributions. If Sponsor and any Company Investor or its Permitted Transferee seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to its direct or indirect equityholders, TopCo will, subject to any applicable lock-ups, work with Sponsor and any Company Investor or its Permitted Transferee to facilitate such in-kind distribution in the manner reasonably requested and consistent with TopCo’s obligations under the Securities Act, including providing any opinions requested by the transfer agent. Upon any such in-kind distribution by Sponsor and any Company Investor or its Permitted Transferee to its direct or indirect equityholders, the distributees holding a majority-in-interest of the Registrable Securities initially held by Sponsor shall thereafter be entitled to exercise and enforce the rights granted to Sponsor hereunder.

3.3 Obligation to Suspend Distribution. Upon receipt of any notice from TopCo of the happening of any event of the kind described in Section 3.1.4(iv), or, upon any suspension by TopCo, pursuant to a written insider trading compliance program adopted by the TopCo Board, of the ability of all “insiders” covered by such program to transact in TopCo’s securities because of the existence of material non-public information (if TopCo furnishes to the holders a certificate signed by the Chief Executive Officer or Chairman of TopCo stating that, in the good faith judgment of TopCo Board, it would be materially detrimental to TopCo and its shareholders for such Registration Statement to be used at such time), each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in TopCo’s securities is removed, as applicable, and, if so directed by TopCo, each such holder will deliver to TopCo all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. The foregoing right to delay or suspend may be exercised by TopCo for no longer than sixty (60) days or in any thirty (30) consecutive days in any 12-month period. Any suspension by the Company pursuant to this Section 3.3 shall only apply to an Investor hereunder to the extent that such suspension also applies to all Investors.

3.4 Registration Expenses. TopCo shall bear all costs and expenses incurred in connection with the Resale Shelf Registration Statement pursuant to Section 2.1 or a subsequent or other registration statement, including a New Registration Statement, any Demand Registration pursuant to Section 2.2.1, any Underwritten Takedown pursuant to Section 2.1.7, any Unregistered Block Trade pursuant to Section 2.1.8, any Piggy-Back Registration pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) TopCo’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.12; (vi) Financial Industry Regulatory Authority filing fees; (vii) fees and disbursements of counsel for TopCo fees and expenses for independent certified public accountants retained by TopCo; (viii) the reasonable fees and expenses of one U.S. and one local counsel for the selling shareholders; and (ix) the fees and expenses of any special experts retained by TopCo in connection with such registration; provided, however, that TopCo shall not be required to pay for any expenses of any registration proceeding begun if the registration request is subsequently withdrawn at the request of a majority-in-interest of the Registrable Securities (in which case all participating holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the registration), unless, in the case of a registration under Section 2.1 or Section 2.2.1, the majority-in-interest of the Registrable Securities agree to forfeit their right to one Underwritten Takedown or Demand Registration, respectively, if applicable. TopCo shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders, but TopCo shall pay any underwriting discounts or selling commissions attributable to the securities it sells for its own account.

3.5 Information. The holders of Registrable Securities shall promptly provide such information as may reasonably be requested by TopCo, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with TopCo’s obligation to comply with Federal and applicable state securities laws. TopCo shall be under no obligation to include a holder’s Registrable Securities in a Registration Statement if such information is not provided in the manner reasonably requested.

3.6 Other Obligations. At any time and from time to time after the expiration of any lock-up to which such shares are subject, if any, in connection with a sale or transfer of Registrable Securities pursuant to either Rule 144, if available, or in a manner as described in the plan of distribution set forth within any prospectus and pursuant to the Registration Statement of which such prospectus forms a part, TopCo shall, subject to the receipt of customary documentation required from the applicable holders in connection therewith, (i) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being sold or transferred and (ii) use reasonable efforts to cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i). In addition, TopCo shall cooperate reasonably with, and take such customary actions as may reasonably be requested by such holders in connection with the aforementioned sales or transfers.

4.	INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by TopCo. To the extent permitted by law, TopCo agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by TopCo of the Securities Act or any rule or regulation promulgated thereunder applicable to TopCo and relating to action or inaction required of TopCo in connection with any such registration; and TopCo shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred and documented by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that TopCo will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to TopCo, in writing, by such selling holder expressly for use therein, or is based on any selling holder’s violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus.

4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any Registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless TopCo, each of its directors and officers, and each other selling holder and each other person, if any, who controls another selling holder within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if and only if the statement or omission was made in reliance upon and in conformity with information furnished in writing to TopCo by such selling holder expressly for use therein, or is based on any selling holder’s violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus, and shall reimburse TopCo, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action or proceeding, if materially prejudicial to its ability to defend such action or proceeding, shall relieve such indemnifying party of liability to the indemnified party under this Section 4 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 4.

4.4	Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any holder of Registrable Securities, when combined with any amounts paid by such holder of Registrable Securities pursuant to Section 4.2, shall exceed the net proceeds from the offering received by such holder of Registrable Securities, except in the case of willful misconduct or fraud by such holder of Registrable Securities and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a selling holder’s liability pursuant to this Section 4.4, when combined with the amounts paid or payable by such selling holder pursuant to Section 4.2, exceed the proceeds from the offering received by such selling holder (net of any expenses paid by such selling holder). The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

4.4.3 Unless otherwise superseded by an underwriting agreement entered into in connection with an underwritten public offering, the obligations under this Section 4 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 4 and otherwise.

5.	UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. TopCo covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6.	LOCK-UP AGREEMENTS.

6.1 Investor Lock-Up. Each Investor agrees that such Investor shall not Transfer, for 180 days following the Closing Date (the “Investor Lock-up Period”), any TopCo Ordinary Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for TopCo Ordinary Shares (including New Securities but excluding (i) shares acquired through the PIPE transaction and (ii) shares issued to Company Investors or their Permitted Transferees pursuant to the “Pre-Closing Equity financing” (as defined in the Business Combination Agreement).

6.2 Chairman Lock-Up. Robert Wessman agrees that he shall not Transfer his TopCo Ordinary Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) (collectively, “Chairman Shares”) for TopCo Ordinary Shares (including New Securities) for (i) 180 days following the Closing Date, with respect to one-third of the Chairman Shares, (ii) 365 days following the Closing Date, with respect to one-third of the Chairman Shares, and (iii) 545 days following the Closing Date, with respect to the remaining one-third of the Chairman Shares (the “Chairman Lock-up Period”). Notwithstanding the foregoing, the TopCo Ordinary Shares in clause (ii) are subject to early release from the Chairman Lock-up Period if TopCo Ordinary shares trade at or above a VWAP of $12.00 for ten (10) trading days during any twenty (20) trading day period commencing at least 180 days following the Closing Date.

6.3 Sponsor Lock-Up. Sponsor (and its assignees) shall not Transfer any TopCo Ordinary Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for TopCo Ordinary Shares (including New Securities) for 365 days following the Closing Date (the “Sponsor Lock-Up Period” and, together with the Investor Lock-up Period and the Chairman Lock-Up Period, the “Lock-Up Period”). Notwithstanding the foregoing, the TopCo Ordinary Shares subject to the Sponsor Lock-Up Period will be released from such restriction if TopCo Ordinary shares trade at or above a VWAP of $12.00 for ten (10) trading days during any twenty (20) trading day period commencing at least 180 days following the Closing Date. For the avoidance of doubt, the Sponsor’s Warrants are not subject to the lock-up restrictions contained in this Section 6.3.

6.4 Sponsor Warrants Lock-Up. Sponsor or (and its assignees) shall not Transfer any Sponsor’s Warrants for 30 days following the Closing Date.

6.5 The restrictions in this Article 6 are expressly agreed to preclude each Investor during such applicable period from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Investor’s TopCo Ordinary Shares even if such TopCo Ordinary Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions during such applicable period would include without limitation any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Investor’s TopCo Ordinary Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such TopCo Ordinary Shares. The foregoing notwithstanding, each Investor shall be permitted to establish a plan to sell TopCo Ordinary Shares pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the Transfer of TopCo Ordinary Shares during the Lock-up Period. The foregoing restrictions shall not apply to Transfers made: (i) relating to TopCo Ordinary Shares acquired in open market transactions after the closing of the Business Combination, provided that no filing under Section 16(a) of the Exchange Act, shall be required or shall be voluntarily made in connection with subsequent sales of TopCo Ordinary Shares acquired in such open market transactions; (ii) pursuant to a gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization to a bona fide gift or charitable contribution; (iii) by will or intestate succession upon the death of an Investor; (iv) to any Permitted Transferee; (v) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; (vi) in the event of TopCo’s completion of a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their TopCo Ordinary Shares for cash, securities or other property; (vii) pursuant to distributions contemplated by Section 3.2 above; or (viii) pursuant to the pledge of any TopCo Ordinary Shares held by a holder of Registrable Securities to any bank pursuant to any bona fide pledge to secure indebtedness (a “Pledge”) (e.g., for a margin loan) and any further Pledge of all or any portion of such shares pursuant to any amendments, supplements, modifications, extensions, renewals or restatements of the agreement related to any such Pledge, any refunding or refinancing of the indebtedness secured thereby or any credit facilities that replace, refund or refinance any part of the indebtedness secured thereby, including any such replacement, refunding or refinancing credit facility that increases the amount permitted to be borrowed thereunder or alters the maturity therfor; provided that any Transfer in connection with a Pledge shall be null and void unless both (1) the pledgee agrees not to Short Sell until the end of the Lock-Up Period and (2) any agreement with any pledgee related to a Pledge shall explicitly provide that TopCo is a third party beneficiary of such agreement with the right of specific enforcement over the prohibition in clause (1); or (ix) pursuant to an agreement among Company Investors or their Permitted Transferee; provided that in the case of (ii) or (iv), the recipient of such Transfer must enter into a written agreement agreeing to be bound by the terms of this Agreement, including the applicable transfer restrictions set forth in this Article 6.

7.	MISCELLANEOUS.

7.1 Other Registration Rights and Arrangements. TopCo represents and warrants that no person, other than a holder of the Registrable Securities and the parties to the Subscription Agreement subscription agreements entered into by TopCo and investors in the Private Investment in Public Equity that is expected to close immediately prior to the transactions contemplated by the Merger Agreement, has any right to require TopCo to register any of TopCo’s share capital for sale or to include TopCo’s share capital in any registration filed by TopCo for the sale of shares for its own account or for the account of any other person. The parties hereby terminate the Prior Agreement, which shall be of no further force and effect and is hereby superseded and replaced in its entirety by this Agreement. TopCo shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

7.2 Assignment; No Third-Party Beneficiaries. This Agreement and the rights, duties and obligations of TopCo hereunder may not be assigned or delegated by TopCo in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any permitted transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and the holders of Registrable Securities and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 4 and this Section 7.2. The rights of a holder of Registrable Securities under this Agreement may be transferred by such a holder to a transferee who acquires or holds Registrable Securities; provided, however, that such transferee has executed and delivered to TopCo a properly completed agreement to be bound by the terms of this Agreement substantially in form attached hereto as Exhibit A (an “Addendum Agreement”), and the transferor shall have delivered to TopCo no later than thirty (30) days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred. The execution of an Addendum Agreement shall constitute a permitted amendment of this Agreement.

7.3 Amendments and Modifications. Upon the written consent of TopCo and the holders of at least a majority in interest of the Registrable Securities at the time in question, which majority shall include Sponsor, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects an Investor, solely in his, her or its capacity as a holder of the shares of capital stock of TopCo, in a manner that is materially different from other Investors (in such capacity) shall require the consent of such Investor so affected. No course of dealing between any Investor or TopCo and any other party hereto or any failure or delay on the part of an Investor or TopCo in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Investor or TopCo. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

7.4 Term. This Agreement shall terminate upon the earlier of (i) the fifth anniversary of the date of this Agreement or (ii) the date as of which there shall be no Registrable Securities outstanding; provided further that with respect to any Investor, such Investor will have no rights under this Agreement and all obligations of TopCo to such Investor under this Agreement shall terminate upon the earlier of (x) the date at least one year after the date hereof that such Investor ceases to hold at least 1% of the aggregate amount of Registrable Securities outstanding on the date hereof, after giving effect to the exercise of any warrants held as Registrable Securities, or (y) if such Investor is a director or an executive officer of TopCo, or an affiliate of a director or executive officer, the date such Investor no longer serves as a director or an executive officer of TopCo; provided, however, that such termination as to an Investors shall not apply to the following provisions until such Investor no longer holds any Registrable Securities: Sections 3.1.4, 3.1.5, 3.1.10, 3.1.12, 3.1.14, 3.3, 3.4, 3.5, 3.6 and Articles 4, 5 and 6.

7.5 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by facsimile or email, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given (i) on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day or (ii) one Business Day after being deposited with a reputable courier service with an order for next-day delivery, to the parties as follows:

If to TopCo:

Alvotech

9, rue de Bitbourg,

L-1273 Luxembourg

Grand Duchy of Luxembourg

Attn: Robert Wessman

          Danny Major

Email: [***]

with a copy to:

Cooley (UK) LLP

22 Bishopsgate

London, UK

EC2N 4BQ

Attn: Michal Berkner

Email: [***]

If to Sponsor:

333 S. Grand Avenue, 28th Floor

Los Angeles, California 90071

Attn: Patrick McCaney

Alexander Taubman

Zaid Pardesi

Email: [***]

with a copy to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attn: Matthew S. Arenson, P.C.

Michele Cumpston

Peter S. Seligson

Facsimile: (212) 446-4934

Email: [***]

If to any other Investor, to the address set forth under such Investor’s signature to this Agreement or to such Investor’s address as found in TopCo’s books and records.

7.6 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

7.7 Counterparts. This Agreement may be executed in multiple counterparts and by electronic signature, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

7.8 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law that would require the application of the laws of another jurisdiction, and the parties irrevocably submit to (and waive immunity from) the jurisdiction of the federal and state courts located in the County of New York in the State of New York.

7.9 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, including, without limitation the Prior Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Investor Rights and Lock-Up Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

ALVOTECH

By:	/s/ Tanya Zharov
Name: Tanya Zharov
Title: Chairman and Director

[Signature page to Investor Rights & Lock-Up Agreement]

IN WITNESS WHEREOF, the parties have caused this Investor Rights and Lock-Up Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

INVESTORS:

OAKTREE ACQUISITION HOLDINGS II, L.P.

By: Oaktree Acquisition Holdings II GP, Ltd.,
its general partner

By: Oaktree Capital Management, L.P., its sole director

By:	/s/ Maria Attaar
Name: Maria Attaar
Title: Vice President

By:	/s/ Brian Price
Name: Brian Price
Title: Senior Vice President

[Signature page to Investor Rights & Lock-Up Agreement]

AZTIQ PHARMA PARTNERS S.Á.R.L.

By:	/s/ Robert Wessman
Name: Robert Wessman
Title: Manager and authorized signatory

By:	/s/ Danny Major
Name: Danny Major
Title: Manager and authorized signatory

[Signature page to Investor Rights & Lock-Up Agreement]

ALVOGEN LUX HOLDINGS S.Á.R.L.

By:	/s/ Tomas Ekman
Name: Tomas Ekman
Title: Director

[Signature page to Investor Rights & Lock-Up Agreement]

RICHARD DAVIES:

/s/ Richard Davies

[Signature page to Investor Rights & Lock-Up Agreement]

EXHIBIT A

Addendum Agreement

This Addendum Agreement (“Addendum Agreement”) is executed on _____________, 20___, by the undersigned (the “New Holder”) pursuant to the terms of that certain Investor Rights and Lock-Up Agreement dated as of [•], 2022 (the “Agreement”), by and among TopCo and the Investors identified therein, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows:

1. Acknowledgment. New Holder acknowledges that New Holder is acquiring certain ordinary shares of TopCo (the “Shares”) as a transferee of such Shares from a party in such party’s capacity as a holder of Registrable Securities under the Agreement, and after such transfer, New Holder shall be considered an “Investor” and a holder of Registrable Securities for all purposes under the Agreement.

2. Agreement. New Holder hereby (a) agrees that the Shares shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto.

3. Notice. Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below New Holder’s signature below.

NEW HOLDER: Print Name: By:	ACCEPTED AND AGREED: ALVOTECH By:

SCHEDULE I

Aztiq Pharma Partners S.á r.l.
Alvogen Lux Holdings S.á r.l.
Richard Davies